As filed with the Securities and Exchange Commission on May          , 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NUCRYST Pharmaceuticals Corp.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

50 Audubon Road, Suite B Wakefield, Massachusetts (Address of Principal Executive Offices)	01880 (Zip Code)

NUCRYST Pharmaceuticals Corp.
1998 Equity Incentive Plan (as amended)
(Full Title of the Plan)

Carol L. Amelio
Vice President — General Counsel
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, Massachusetts 01880
(Name and Address of Agent For Service)
(781) 224-1444
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Shares	800,000	$1.06	$848,000	$33.33

(1)	Represents common shares issuable under the NUCRYST Pharmaceuticals Corp. 1998 Equity Incentive Plan (as amended) (the “Plan”) and upon the exercise of share appreciation rights, stock options and full value awards that have been granted under the Plan. This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. Such estimate has been computed based on the average of the high and low prices per share of the Registrant’s common shares, as reported on The Nasdaq Global Market on May 12, 2008.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 800,000 common shares of NUCRYST Pharmaceuticals Corp, an Alberta, Canada corporation (the “Company”) that may be awarded under the Company’s 1998 Equity Incentive Plan, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     The contents of the earlier Registration Statement on Form S-8 filed on February 14, 2006 by the Company (File No. 333-131841), as amended, are incorporated herein by reference.
Item 8.     Exhibits.
     The following documents are filed as exhibits to this Registration Statement:

Exhibit	Document Description
5.1	Opinion of Bennett Jones LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on May 14, 2008.

NUCRYST PHARMACEUTICALS CORP.
By:	/s/ Thomas E. Gardner
Thomas E. Gardner
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENT that each person whose signature appears below constitutes and appoints Thomas E. Gardner and David B. Holtz, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement on Form S-8, and to any registration statement filed by the registrant under Securities and Exchange Commission Rule 462(b) of the Securities Act of 1933 which relates to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated May 14, 2008.

Name	Title

/s/ Thomas E. Gardner Thomas E. Gardner	President and Chief Executive Officer (Principal Executive Officer) Director

/s/ David B. Holtz David B. Holtz	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Barry M. Heck Barry M. Heck	Director

/s/ Neil Carragher Neil Carragher	Director

/s/ Roger G.H. Downer Roger G.H. Downer	Director

Richard Zahn	Director

David Poorvin	Director

EXHIBIT INDEX

Exhibit	Document Description
5.1	Opinion of Bennett Jones LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)